QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.16

RESOLUTIONS OF THE
HUMAN RESOURCES AND COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF BANK OF HAWAII CORPORATION

        WHEREAS, the Bank of Hawaii Corporation (the "Company") maintains the Bank of Hawaii Corporation Executive Incentive Plan (the "Plan"), a subplan of the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan;

        WHEREAS, pursuant to the authority reserved to it in Section 11.1 of the Plan, the Human Resources and Compensation Committee of the Board of Directors of the Company (the "Committee") may generally amend the Plan at any time; and

        WHEREAS, the Committee has determined that it is desirable to adopt amendments to the Plan that clarify the Plan's terms relating to Awards intended to qualify as "performance-base compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended;

        NOW THEREFORE, BE IT:

        RESOLVED, that the Plan be, and it hereby is, amended as provided in Appendix A attached hereto; and

        FURTHER RESOLVED, that the officers of the Company be, and each of them individually hereby is, authorized and empowered, in the name and on behalf of the Company, to take such actions, and to execute and deliver any and all agreements, instruments and other documents, that such officer or officers deems necessary, appropriate or convenient to effectuate the purpose and intent of the foregoing resolution.

        I, Mark A. Rossi, hereby certify that I am the duly appointed and acting Secretary of Bank of Hawaii Corporation, that the above resolutions were duly adopted at a meeting of the Human Resources and Compensation Committee of the Board of Directors held on December 14, 2007, at which meeting a quorum was at all times present and acting, and that said resolutions remain in full force and effect.

BANK OF HAWAII CORPORATION
Dated: December 14, 2007	By	/s/ Mark A. Rossi Its Secretary

APPENDIX A

AMENDMENT 2007-1 TO THE
BANK OF HAWAII CORPORATION
EXECUTIVE INCENTIVE PLAN
(THE "PLAN")

1.
Section 5.3 of the Plan is amended in its entirety to read as follows:

    "5.3 Value. The amount payable to a Participant with respect to a Contingent Award for any Performance Period shall be the Final Award as determined under Article 6.

2.
The last sentence of the first paragraph in Section 6.1 of the Plan is amended in its entirety to read as follows:

    "However, in the case of a Contingent Award that is intended to qualify for the Performance-Based Exception with respect to a Named Executive Officer, the Final Award shall be the amount of the Contingent Award (subject to the Committee's discretion to reduce the amount of the Final Award to an amount less than the Contingent Award) and the terms of the award may not be modified except as provided in the terms of the grant of the Contingent Award."

QuickLinks

  Exhibit 10.16
RESOLUTIONS OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF BANK OF HAWAII CORPORATION
  APPENDIX A
AMENDMENT 2007-1 TO THE BANK OF HAWAII CORPORATION EXECUTIVE INCENTIVE PLAN (THE "PLAN")